Exhibit 99.1

Combination Therapy Holds Promise for Pancreatic Cancer Treatment: A Milestone Collaboration Between ABVC and OncoX, ABVC Expecting Aggregate Income of $13.75M and Royalties of up to $12.50M

Fremont, CA (May 09, 2024) – ABVC BioPharma, Inc. (NASDAQ: ABVC) (“Company”), a clinical-stage biopharmaceutical company developing therapeutic solutions in ophthalmology, CNS (central nervous systems), and Oncology/Hematology, announced today that in its fight against pancreatic cancer, the Company, together with its affiliate Rgene Corporation entered into a definitive agreement with OncoX BioPharma, Inc., a private company registered in the British Virgin Islands, to collaborate on combination therapy it believes will help treat Pancreatic Cancer and improve patient outcomes significantly. ABVC and its affiliate are set to receive an aggregate license fee of $12,500,000 in the form of cash or shares of OncoX securities within 30 days of executing the agreement, with an additional milestone payment of $1,250,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee. ABVC and its affiliate are also entitled to receive payments in cash of at least $100,000 towards the licensing fees and deductible from the second milestone payment, as well as royalties of 5% of net sales, up to $12,500,000, after the launch of the licensed product, which remains uncertain.

The United States Food & Drug Administration (US FDA) has approved four INDs: ABV-1501 (IND 129575) for Triple Negative Breast Cancer (TNBC), ABV-1519 (IND 161602) for Non-Small Cell Lung Cancer (NSCLC), ABV-1702 (IND 131300) for Myelodysplastic Syndrome (MDS), and ABV-1703 (IND 136309) for Pancreatic Cancer Therapy. The Investigational New Drug (IND) application for ABV-1703 proposed the clinical investigation of BLEX 404 as a Combination Therapy Drug with Chemotherapy. The active ingredient of BLEX 404 is the β-glucan extracted from Grifola frondosa (maitake mushrooms), an edible fungus with high medical and commercial values in Asia; it contains various bioactive constituents such as polysaccharides, pyrrole alkaloids, ergosterol, etc., and has been widely served as functional foods for a long time in daily life.1

Pancreatic cancer is one of the most aggressive forms of cancer, with limited treatment options and a low survival rate.2 However, we hope the collaboration between ABVC and OncoX will bring new hope to patients and healthcare professionals worldwide. The proposed combination therapy combines the strengths of both companies, leveraging ABVC’s combination therapy knowledge with OncoX’s CEO’s commercialization experience. Combining these two modalities aims to enhance treatment efficacy while minimizing adverse effects, ultimately improving patient quality of life. Pancreatic cancer is difficult to detect and diagnose as there aren’t any noticeable signs or symptoms in the early stages of pancreatic cancer.3 As reported in the literature, different patient selection, treatment dosing, and study designs have been used in clinical studies, resulting in distinctions in efficacy and AEs, which still require adjustment and optimization. There are vital points to be addressed for new combination strategies, such as fewer development costs, shorter development timelines, and lower safety risks.4

[1]	https://www.sciencedirect.com/science/article/abs/pii/S0960852407001083?via%3Dihub
[2]	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6250924/
[3]	https://www.cancer.gov/types/pancreatic/patient/pancreatic-treatment-pdq
[4]	https://jeccr.biomedcentral.com/articles/10.1186/s13046-022-02273-w

“We are excited to announce this collaboration with OncoX, which represents a significant step forward in our commitment to developing transformative treatments for pancreatic cancer,” said Dr. Uttam Patil, ABVC’s Chief Executive Officer. “By combining our strengths, we believe we can make meaningful progress in addressing this devastating disease. The collaboration will draw on ABVC’s portfolio of combination therapies pipeline, which has shown promise in preclinical and early clinical studies.”

“This partnership exemplifies our dedication to advancing the field of oncology and bringing hope to patients facing pancreatic cancer,” said Wen-Pin Yen, CEO of OncoX. “Together with ABVC, we are committed to pushing the boundaries of innovation in an effort to improve outcomes for patients in need. The two companies aim to deliver a novel treatment option for pancreatic cancer patients by combining their resources, expertise, and innovative approaches.”

Under the terms of the agreement, ABVC grants OncoX exclusive rights for one of ABVC’s four products in its Oncology pipeline to develop, manufacture, and commercialize BLEX 404, a promising therapeutic agent for the treatment of Pancreatic Cancer.

Management believes the Company’s product pipeline has excellent market potential. The global cancer therapeutics market is expected to be worth around US$393.61 billion by 2032, up from US$164 billion in 2022, growing at a CAGR of 9.20% from 2023 to 2032.5 The global pancreatic cancer market size was estimated at USD 2.22 billion in 2022, and it is expected to be worth around USD 7.91 billion by 2032, at CAGR of 13.6% between 2023 and 2032.6

For more information about ABVC and its subsidiaries, stay updated on the latest updates or visit https://abvcpharma.com. ABVC urges its shareholders to sign up on the Company’s website for the latest news alerts; visit https://abvcpharma.com/?page_id=17707

[5]	https://www.precedenceresearch.com/cancer-therapeutics-market
[6]	https://www.precedenceresearch.com/pancreatic-cancer-market#:~:text=The%20global%20pancreatic%20cancer%20market,13.6%25%20between%202023%20and%202032.

About ABVC BioPharma & Its Industry

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, the University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Leeds Chow

Email: leedschow@ambrivis.com

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